UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2005
(Date of earliest event reported)

BANCWEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-7949	99-0156159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Bishop Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

Registrant’s telephone number, including area code: (808) 525-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement

     On June 13, 2005, BancWest Corporation, a Delaware corporation (“BancWest”), and Commercial Federal Corporation (“Commercial Federal”) issued a joint press release announcing that Bank of the West, a California state banking corporation and a subsidiary of BancWest, and Bear Merger Co., Inc., a Nebraska corporation and a wholly owned subsidiary of Bank of the West, entered into an Agreement and Plan of Merger, dated as of June 13, 2005. Under the terms of the merger agreement, Commercial Federal will be acquired by and merged into Bank of the West. Subject to the terms and conditions of the merger agreement, each outstanding share of Commercial Federal common stock will be converted into the right to receive $34.00 in cash and Commercial Federal may declare and pay a special one-time cash dividend of $0.50 per share prior to the completion of the merger. The merger is subject to customary closing conditions, including approval of the Commercial Federal shareholders and federal and state banking regulators.

Copies of the merger agreement and press releases are attached hereto as Exhibits 2.1, 99.1 and 99.2, respectively and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger dated as of June 13, 2005 among Bank of the West, Bear Merger Co., Inc., and Commercial Federal Corporation.

99.1	Press release dated June 13, 2005 announcing acquisition of Commercial Federal Corporation.

99.2	Press release issued by BNP Paribas dated June 14, 2005 announcing acquisition of Commercial Federal Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: June 15, 2005

BANCWEST CORPORATION

By:	/s/ DOUGLAS C. GRIGSBY

Douglas C. Grigsby Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated as of June 13, 2005 among Bank of the West, Bear Merger Co., Inc., and Commercial Federal Corporation.

99.1	Press release dated June 13, 2005 announcing acquisition of Commercial Federal Corporation.

99.2	Press release issued by BNP Paribas dated June 14, 2005 announcing acquisition of Commercial Federal Corporation.